Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Dennis J. FitzSimons and Crane H. Kenney as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any registration statement related to the Chicago Tribune Tax Deferred Investment Plan for Machinists, the KTLA Inc. Hourly Employees’ Retirement Plan, the KPLR, Inc. 401(k) Plan, the Times Mirror Employee Stock Ownership Plan, the Times Mirror Savings Plus Plan, the Tribune Broadcasting Retirement Plan, the Tribune Company Defined Contribution Retirement Plan, the Tribune Company Employee Stock Ownership Plan, the Tribune Company 401(k) Savings Plan, the Tribune Company Supplemental Savings Plan, the WPIX, Inc. Hourly Employees’ Retirement Plan and any other retirement plan of Tribune Company or its affiliates existing prior to, on or after the date hereof (each, a “Registration Statement”), and all amendments or supplements (including post-effective amendments and terminations) to any Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any national securities exchange, broker or dealer granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

This power of attorney has been signed below by the following persons in the capacities indicated as of July 28, 2004.

/s/ Jeffrey Chandler
Jeffrey Chandler
Director

/s/ Jack Fuller
Jack Fuller
President, Tribune Publishing and Director

/s/ Roger Goodan
Roger Goodan
Director

/s/ Enrique Hernandez, Jr.
Enrique Hernandez, Jr.
Director

/s/ Betsy D. Holden
Betsy D. Holden
Director

/s/ Robert S. Morrison
Robert S. Morrison
Director

/s/ William A. Osborn
William A. Osborn
Director

/s/ Patrick G. Ryan
Patrick G. Ryan
Director

/s/ William Stinehart, Jr.
William Stinehart, Jr.
Director

/s/ Dudley S. Taft
Dudley S. Taft
Director

/s/ Kathryn C. Turner
Kathryn C. Turner
Director

[signature page to Power of Attorney]